UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2011 (November 18, 2011)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2011, Daybreak Oil and Gas, Inc., a Washington corporation (the “Company”), received an advance of $600,000 of the previously announced credit line (the “Credit Line”) established with UBS Bank USA (the “Firm”) pursuant to that certain Credit Line Agreement dated October 24, 2011 (the “Credit Line Agreement”).

With the approval of the Company’s Board of Directors, the Company’s President and Chief Executive Officer, James F. Westmoreland personally guaranteed the Credit Line.

This Credit Line was completed in two tranches, with an initial tranche of $250,000.00, which was completed on November 4, 2011. The second tranche of $640,000.00 created a total credit line of $890,000.00. The terms of the Credit Line are as follows:

Interest rates are subject to change from time to time in the sole discretion of the Firm.

Reference Rate: 30 day LIBOR

Stated Rate: 0.249% + 337.50 basis points

	Variable	Fixed
Loan Type	Uncommitted, demand	Uncommitted, demand
Frequency of interest charges	Monthly	Quarterly or at maturity of loan whichever comes sooner
Minimum initial draw amount	$55,000.00	$55,000.00

The Firm may demand full or partial payment of the Credit Line obligations, at its sole option and without cause, at any time, and neither fixed rate advances nor variable rate advances are extended for any specific term or duration, notwithstanding the selection of an interest period of any specific duration. The Credit Line obligations may be accelerated upon the occurrence of customary events of default and the Firm may liquidate or sell all or any part of the collateral securing the Credit Line. Additionally, the Firm may require the Company to repay all or part of its obligations under the Credit Line should the value of the securities in the collateral account decline below the required collateral maintenance requirements.

The Company used $600,000 of the proceeds from this advance to pay a portion of the secured loan from Well Works, LLC, a Utah limited liability company (“Well Works”) in the principal amount of $750,000 (the “Well Works Loan”). The Well Works Loan was made pursuant to a Secured Convertible Promissory Note between the Company and Well Works, issued in conjunction with the acquisition by the Company of an additional 16.67% working interest in certain leases in the Company’s East Slopes Project in Kern County, California. The Well Works Loan is secured by a Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, by the Company in favor of Well Works on the Bear and Sunday leases located in the East Slopes Project. The Well Works Loan was executed on September 17, 2010, and was extended pursuant to a Loan Extension Agreement dated September 19, 2011 for a period of 30 days. As compensation for the extension, Daybreak agreed to pay a fee to Well Works of $50,000 and pay Well Works’ legal fees of $7,000 plus accrued interest of $9,108.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: November 25, 2011